UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

GLOBAL DIVERSIFIED FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	000-30455	13-4015586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective July 12, 2017, CMF Aspect Master Fund L.P. (the “Master Fund”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into a foreign exchange and bullion authorization agreement in connection with Aspect Capital Limited’s trading in forward foreign currency contracts on behalf of the Master Fund and, indirectly, the Registrant (the “FX Agreement”). Pursuant to the FX Agreement and subject to a minimum fee agreement between the Registrant’s general partner and JPMorgan, JPMorgan will charge a fee on the aggregate foreign currency transactions entered into on behalf of the Master Fund during a month. The FX Agreement will terminate on thirty days’ written notice from either the Master Fund or JPMorgan, or automatically pursuant to the early termination procedure referenced therein. In connection with the FX Agreement, the Master Fund and JPMorgan (and, as applicable, certain affiliates) also entered into, effective July 12, 2017, an International Swap Dealers Association, Inc. Master Agreement (the “Master Agreement”), a Schedule to the Master Agreement and a 2016 Credit Support Annex for Variation Margin to the Schedule, as well as an Institutional Account Agreement (the “IAA”). The Master Agreement will terminate upon either party’s failure to pay, breach of the Master Agreement, certain defaults, bankruptcy, merger without assumption, or upon such other events as described in the Master Agreement. The IAA will generally terminate upon thirty days’ written notice by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: July 18, 2017